Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287056

Prospectus Supplement

(To Prospectus dated May 7, 2025)

First Industrial, L.P.

$450,000,000 5.250% Senior Notes due 2031

guaranteed by

First Industrial Realty Trust, Inc.

First Industrial, L.P., which we refer to as the Operating Partnership, is offering $450,000,000 aggregate principal amount of its 5.250% Senior Notes due 2031, or the notes. Interest on the notes will be paid semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The notes will mature on January 15, 2031 . The Operating Partnership may redeem the notes at its option and sole discretion, at any time in whole or from time to time in part, for cash at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes—The Operating Partnership’s redemption rights.”

The notes will be our direct, senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (as to which the repayment obligation may be limited to the value of the collateral securing such indebtedness). In addition, the notes will be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries.

The notes will be fully and unconditionally guaranteed by First Industrial Realty Trust, Inc., the sole general partner of the Operating Partnership. First Industrial Realty Trust, Inc. does not have any material assets other than its investment in the Operating Partnership.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated by reference herein, for certain risks relevant to an investment in the notes.

	Per note	Total
Public offering price(1)	99.265%	$446,692,500
Underwriting discount(2)	0.650%	$2,925,000
Proceeds, before expenses, to First Industrial, L.P.	98.615%	$443,767,500

(1)	Plus accrued interest from May 14, 2025 if settlement occurs after that date.
(2)	See “Underwriting”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on or about May 14, 2025.

Joint Book-Running Managers

J.P. Morgan	PNC Capital Markets LLC	Wells Fargo Securities	RBC Capital Markets

US Bancorp	BofA Securities	Regions Securities LLC	Fifth Third Securities	Citigroup

Co-Manager

Ramirez & Co., Inc.

The date of this prospectus supplement is May 12, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in the notes. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement and the accompanying prospectus are part of a registration statement that First Industrial Realty Trust, Inc. (the “Company” or “First Industrial”) and First Industrial, L.P. (the “Operating Partnership”) filed with the SEC, utilizing the “shelf” registration process, relating to the common stock, preferred stock, depositary shares, debt securities and guarantees described in the accompanying prospectus. Under this shelf registration process, the Company and the Operating Partnership may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying prospectus.

As used in this prospectus supplement, “we,” “us” and “our” refer to the Company and its subsidiaries, including the Operating Partnership, unless the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.

Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to:

•	changes in national, international, regional and local economic conditions generally and real estate markets specifically;

•	changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities;

•	our ability to qualify and maintain our status as a real estate investment trust;

•	the availability and attractiveness of financing (including both public and private capital) and changes in interest rates;

•	the availability and attractiveness of terms of additional debt repurchases;

•	our ability to retain our credit agency ratings;

•	our ability to comply with applicable financial covenants;

•	our competitive environment;

•	changes in supply, demand and valuation of industrial properties and land in our current and potential market areas;

•	our ability to identify, acquire, develop and/or manage properties on favorable terms;

•	our ability to dispose of properties on favorable terms;

•	our ability to manage the integration of properties we acquire;

•	potential liability relating to environmental matters;

•	defaults on or non-renewal of leases by our tenants;

•	decreased rental rates or increased vacancy rates;

•	higher-than-expected real estate construction costs and delays in development or lease-up schedules;

•	the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events;

•	risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems;

•	potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;

•	technological developments, particularly those affecting supply chains and logistics;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and

•

other risks and uncertainties detailed in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and those described in our Exchange Act reports and in our other public filings with the SEC.

We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this prospectus supplement. We assume no obligation to update or supplement forward-looking statements.

Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of some of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing notes. You should carefully read the “Risk Factors” section on page S-9 of this prospectus supplement, and the risks described under the caption “Item 1A. Risk Factors” included in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2024, to determine whether an investment in the notes is appropriate for you.

First Industrial Realty Trust, Inc.

The Company is a real estate investment trust (“REIT”), subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We are a self-administered and fully integrated real estate company which owns, manages, acquires, sells, develops, and redevelops industrial real estate. As of March 31, 2025, we owned 416 industrial properties located in 19 states, containing an aggregate of approximately 68.2 million square feet of gross leasable area. Through a wholly-owned taxable REIT subsidiary (TRS) of the Operating Partnership, we also own, as of March 31, 2025, an approximate 43% equity interest in and provide services to a joint venture that was formed for the purpose of developing, leasing, operating and selling land located in the Phoenix, Arizona metropolitan area and, as of March 31, 2025, owns one building comprising 1.0 million square feet and a land parcel.

We began operations on July 1, 1994. The Company’s operations are conducted primarily through the Operating Partnership, of which the Company is the sole general partner, with an approximate 97.0% ownership interest at March 31, 2025. The limited partners of the Operating Partnership are persons or entities who contributed their direct or indirect interests in properties to the Operating Partnership in exchange for limited partnership units of the Operating Partnership and/or recipients of limited partnership interest units of the Operating Partnership pursuant to the Company’s stock incentive plan. At March 31, 2025, approximately 3.0% of the outstanding limited partnership units in the Operating Partnership were held by outside investors, including certain members of the management of the Company. Each limited partnership unit, other than those held by the Company and limited partnership units issued pursuant to the Company’s stock incentive plan that have not yet vested and meet certain other criteria, may be exchanged for cash or, at the Company’s option, one share of the Company’s common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by the Company, and its ownership percentage of the Operating Partnership, increase.

We utilize an operating approach which combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.

The Company, a Maryland corporation organized on August 10, 1993, completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized on November 23, 1993. Our principal executive offices are located at One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Related Guarantees” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise required, references under this caption “The Offering” to First Industrial, L.P. or the Operating Partnership refer to First Industrial, L.P., excluding its subsidiaries, and references to First Industrial Realty Trust, Inc. or the Company refer to First Industrial Realty Trust, Inc., excluding its subsidiaries.

Issuer of Notes	First Industrial, L.P.

Guarantor	First Industrial Realty Trust, Inc.

Securities Offered	$450,000,000 aggregate principal amount of 5.250% Senior Notes due 2031.

Maturity Date	The notes will mature on January 15, 2031 unless redeemed, at our option prior to such date.

Interest Rate	5.250% per year, accruing from May 14, 2025.

Interest Payment Dates	January 15 and July 15 of each year, beginning January 15, 2026.

Optional Redemption	Prior to December 15, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Operating Partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Operating Partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date. See “Description of Notes—The Operating Partnership’s redemption rights.”

Ranking of Notes	The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries and of any entity the Operating Partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries and in any entity the Operating Partnership accounts for using the equity method of accounting.

Guarantee	The notes will be fully and unconditionally guaranteed by the Company. The Company guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the Operating Partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the Operating Partnership) and in any entity the Company accounts for using the equity method of accounting.

The Company has no material assets other than its investment in the Operating Partnership.

Certain Covenants	The indenture that will govern the notes will contain certain covenants that, among other things, limit the Operating Partnership, the Company and their subsidiaries’ ability to:

•	consummate a merger, consolidation or sale of all or substantially all of their assets; and

•	incur secured and unsecured indebtedness.

These covenants are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes—Certain covenants.”

Absence of a Public Market for the Notes	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $443.3 million, after deducting the underwriting discount and our estimated expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including funding the acquisition and development of additional properties, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. See “Use of Proceeds” appearing later in this prospectus supplement for important information concerning the use of proceeds from this offering.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association is the trustee, registrar and paying agent under the indenture relating to the notes.

Book-entry	The notes will be issued in book-entry form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests may not be exchanged for notes in certificated form, except in limited circumstances described under “Description of Debt Securities and Related Guarantees—Book-entry System” in the accompanying prospectus.

Tax Considerations	Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Additional Issuances

We may, from time to time, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date) and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Governing Law	The indenture, the notes and the guarantees will be governed by the laws of the State of New York.

Risk Factors	An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, and the risks described under the caption “Item 1A. Risk Factors” in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2024, which report is incorporated by reference in this prospectus supplement, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. In addition to the other information in this prospectus supplement, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations, funds from operations and prospects, as well as the trading price of the notes, and might cause you to lose all or a part of your investment in the notes. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Operating Partnership (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries and of any entity the Operating Partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Operating Partnership in the Operating Partnership’s subsidiaries and in any entity the Operating Partnership accounts for using the equity method of accounting.

Similarly, the Company’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior unsecured guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the Operating Partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the Operating Partnership) and in any entity the Company accounts for using the equity method of accounting.

The indenture that will govern the notes will not prohibit the Operating Partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and limitations, and in any event the Operating Partnership and its subsidiaries may be able, without taking advantage of any such exceptions and limitations, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. Moreover, these covenants limiting the incurrence of indebtedness will not apply to the Company. For additional information, see “Description of Notes—Certain covenants.”

In the event of the bankruptcy, liquidation, reorganization or other winding up of the Operating Partnership or the Company, assets that secure any of their respective secured indebtedness, secured guarantees and other secured obligations will be available to pay their respective obligations under the notes or the guarantee of the notes, as applicable, and their other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of their respective indebtedness, guarantees and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of subsidiaries of the Operating Partnership or the Company, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations of or guaranteed by that subsidiary, except to the extent that the Operating Partnership or the Company, as the case may be, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that subsidiary senior to that held by the Operating Partnership or the Company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership or the Company, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be effectively subordinated to any preferred equity interests in that subsidiary held by persons other than the Operating Partnership or the Company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any entity that the Operating Partnership or the Company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) or the Company (including its guarantee of the notes), as the case may be, will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of or guaranteed by that entity, except to the extent that the Operating Partnership or the Company, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that entity senior to that held by the Operating Partnership or the Company, as the case may be.

As of March 31, 2025, the Operating Partnership (excluding its subsidiaries) had, in addition to trade payables and other liabilities, $2.378 billion aggregate principal amount of outstanding direct unsecured indebtedness (including $454.0 million of outstanding indebtedness under the Operating Partnership’s unsecured revolving credit facility, $925.0 million of outstanding indebtedness under the Operating Partnership’s unsecured term loan facilities and $998.6 million aggregate principal amount of existing senior unsecured notes) and no outstanding direct secured indebtedness, had $395.5 million of remaining borrowing capacity available (subject to customary conditions) under its unsecured revolving credit facility and no borrowing capacity available under its unsecured term loan facilities and had guaranteed approximately $9.6 million of secured indebtedness of certain of its subsidiaries. As of March 31, 2025, the Company (excluding its subsidiaries) had no outstanding direct indebtedness and had guaranteed the Operating Partnership’s borrowings under the Operating Partnership’s unsecured credit facilities, unsecured term loan facilities and the private placement notes totaling approximately $2.329 billion aggregate principal amount. As of March 31, 2025, in addition to their trade payables and other liabilities, the subsidiaries of the Operating Partnership and the subsidiaries of the Company (excluding the Operating Partnership) had approximately $9.6 million of secured indebtedness outstanding and no outstanding unsecured indebtedness outstanding.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory, environmental and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the Operating Partnership’s unsecured credit facilities) contain provisions that require us repay that indebtedness under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, upon certain changes in the composition of a majority of the members of the Company’s board of directors, if the Company ceases to be the sole general partner of the Operating Partnership or the Company ceases to own, directly or indirectly, at least 50% of the voting equity interests in the Operating Partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the Operating Partnership or other events. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase), and we may not be able to arrange for the financing necessary to make those payments or repurchases on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such required repurchase, repayment or offer to repurchase) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due would generally constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on our indebtedness, including the notes, when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs, including cash distributions to stockholders necessary to maintain the Company’s REIT qualification. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or entering into strategic acquisitions and alliances.

Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders. In addition, foreclosures of properties that we own could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to pay amounts due on our indebtedness, including the notes, and to meet the REIT distribution requirements under Internal Revenue Code of 1986, as amended, or the Code, even if such actions are not on favorable terms.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The Company has no significant operations, other than as the Operating Partnership’s general partner, and no material assets, other than its investment in the Operating Partnership.

The notes will be guaranteed by the Company. However, the Company has no significant operations, other than as general partner of the Operating Partnership, and no material assets, other than its investment in the Operating Partnership. Accordingly, if the Operating Partnership fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. Furthermore, as described above under “—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes,” the Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness or guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the Operating Partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the Operating Partnership) and in any entity the Company accounts for using the equity method of accounting.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts and guarantees of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to the Company or to a fund for the benefit of the creditors of the Company.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the Company under its guarantee.

If the court were to void the Company’s guarantee, require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds to pay the notes would be available from the Operating Partnership or any of our other subsidiaries or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the Operating Partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the Operating Partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the real estate industry;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any debt or equity securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•

the realization of any of the other risk factors presented in this prospectus supplement, including the risks incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024;

•	the extent of investor interest in our securities;

•	the general reputation of REITs;

•	our underlying asset value;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	failure to meet earnings estimates;

•	failure to qualify and maintain our qualification as a REIT;

•	changes in our credit ratings;

•	litigation or threatened litigation, which may divert our management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;

•	general market and economic conditions; and

•	our financial condition, results of operations and prospects.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to provide any assurance that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive or at all.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

As of March 31, 2025, we had $454.0 million of indebtedness outstanding under the Operating Partnership’s unsecured revolving credit facility, and we had $395.5 million of borrowing capacity available (subject to customary conditions) under the unsecured revolving credit facility. As of March 31, 2025, we had $925.0 million of outstanding indebtedness under the Operating Partnership’s unsecured term loan facilities, which were fully drawn, and $998.6 million aggregate principal amount of existing senior unsecured notes outstanding. The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the Operating Partnership’s unsecured credit facilities) contain provisions that require us to repay that indebtedness under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of the Company’s issued and outstanding voting stock, upon certain changes in the composition of a majority of the members of the Company’s board of directors, if the Company ceases to be the sole general partner of the Operating Partnership or the Company ceases to own, directly or indirectly, at least 50% of the voting equity interests in the Operating Partnership) and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Company or the Operating Partnership or other events. The notes offered hereby do not have any similar rights to require us to repurchase or repay the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and other debt securities of the Operating Partnership could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities of the Operating Partnership downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and to make dividends and distributions to our security holders and could also have the material adverse effect on the market value of the notes.

The notes are subject to early redemption.

As described under “Description of Notes—The Operating Partnership’s redemption rights,” the Operating Partnership may, at its option, redeem the notes offered hereby at any time in whole or from time to time in part at the redemption prices described under such caption. Consequently, the Operating Partnership may choose to redeem your notes at times when prevailing interest rates are lower than the effective interest rate on your notes. If that were to occur, you may be unable to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes had they not been redeemed and that presents a similar level of investment risk as the notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $443.3 million after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including funding the acquisition and development of additional properties, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes.

Pending application of cash proceeds, the Operating Partnership will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT.

Affiliates of certain of the underwriters are lenders under certain of our outstanding indebtedness. As described above, to the extent that we use a portion of the net proceeds from this offering to repay indebtedness from the underwriters or their affiliates, those underwriters or their affiliates will receive their proportionate share of any amount of such borrowings that are repaid with the proceeds from this offering.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Where You Can Find More Information” in the accompanying prospectus. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities and Related Guarantees.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to the “Operating Partnership,” “we,” “our” or “us” refer solely to First Industrial, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to First Industrial Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires. Unless the context requires otherwise, references to “interest” include additional interest, as described below and references to “dollars” mean U.S. dollars. Capitalized terms used in this section have the meaning set forth below in “—Definitions.”

General

The notes will be issued pursuant to an indenture, to be dated as of May 14, 2025, among the Operating Partnership, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the first supplemental indenture to be dated as of May 14, 2025. In this prospectus supplement, we refer to the indenture, as supplemented, as the “indenture”.

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the trust indenture act. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the trust indenture act for a statement thereof. You may request copies of the indenture and the form of the notes from us.

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry System.” The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday, legal holiday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by applicable law, regulation or executive order to close or to be closed.

The notes will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. See “—Guarantee” below.

The terms of the notes provide that the Operating Partnership is permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts the Operating Partnership is required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. The Operating Partnership will set-off any such withholding tax that the Operating Partnership is required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries and of any entity the Operating Partnership accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries and in any entity the Operating Partnership accounts for using the equity method of accounting.

As of March 31, 2025, the Operating Partnership had approximately $9.6 million of secured indebtedness and $2.378 billion of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the senior unsecured and unsubordinated indebtedness was attributable to the Operating Partnership’s subsidiaries.

See “—Guarantee” below for a description of the ranking of the guarantee.

Except as described under “—Certain covenants” and “—Merger, consolidation or sale,” the indenture that will govern the notes will not prohibit the Operating Partnership, the Company or any of their respective subsidiaries from incurring secured or unsecured indebtedness or issuing preferred equity in the future and, although the indenture will contain covenants that will limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions, and in any event the Operating Partnership and its subsidiaries may be able, without taking advantage of any such exceptions, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Additional notes

The notes will initially be limited to an aggregate principal amount of $450.0 million. The Operating Partnership may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date) and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of 5.250% per year from and including May 14, 2025 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2026. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the January 1 or July 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If the Operating Partnership redeems the notes in accordance with the terms of such note, the Operating Partnership will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The notes will mature on January 15, 2031, and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—The Operating Partnership’s redemption rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The Operating Partnership’s redemption rights

Prior to December 15, 2030 (one month prior to their maturity date) (the “Par Call Date”), the Operating Partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Operating Partnership may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the notes to be redeemed to the redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date for the notes falling on or prior to a redemption date for the notes will be payable to the persons who were the holders of record of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record date for the notes according to their terms and the provisions of the indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date for the notes.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee (in each of its capacities) shall not be responsible or liable for determining, confirming or verifying the redemption price.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed, with a copy to the trustee. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If the Operating Partnership decides to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis, by lot or such other method it deems fair and appropriate or is required by the depository for notes in global form, subject to applicable procedures of the depository.

In the event of any redemption of notes, the Operating Partnership will not be required to:

•

issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not the notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

The Operating Partnership will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain covenants

Limitation on total outstanding debt. The notes will provide that the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication): (1) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this covenant, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof.

Secured debt test. The notes will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all of its and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of its or its Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) its and its Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this covenant, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof.

Debt service test. The notes also will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters ending with the latest quarter covered in the Company’s annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation,

Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or any such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

For purposes of this covenant, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The notes will provide that the Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with United States generally accepted accounting principles.

For purposes of this covenant, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof.

Existence. Except as permitted by the covenant described under “—Merger, consolidation or sale,” the notes will provide that the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Operating Partnership nor the Company will be required to preserve any right or franchise if the Company’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of our or the Company’s business, as the case may be.

Maintenance of properties. The notes will provide that the Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Operating Partnership may be necessary in order for the Operating Partnership to at all times properly and advantageously conduct its business carried on in connection with such properties.

Insurance. The notes will provide that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The notes will provide that each of the Operating Partnership and the Company will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Operating Partnership nor the Company will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The notes will provide that the Company will:

•

file with the trustee, within 15 days after the Company files them with the SEC, copies of the annual reports and information, documents and other reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to those sections, then the Company will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange on or prior to the respective dates by which the Company would have been required to so file such documents if it were so subject; and

•

file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee (and/or their availability on EDGAR) is for informational purposes only and the trustee’s receipt (or the availability thereof) of such shall not constitute constructive or actual notice or actual or constructive knowledge of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, the Operating Partnership’s, any Subsidiary or any other person’s compliance with the covenants described herein or with respect to any reports or other documents filed with the SEC or on EDGAR or under the indenture or participate in any conference calls.

The covenants described under this caption “—Certain covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described under “—Defeasance—Defeasance of certain covenants,” provided that, notwithstanding the foregoing, the covenant of the Operating Partnership and the Company to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted by the provisions described under “—Merger, consolidation or sale”) and the provisions described above under “—Provision of financial information” shall not be subject to covenant defeasance.

Guarantee

The Company will fully and unconditionally guarantee the Operating Partnership’s obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Under the terms of the Company’s guarantee, holders of the notes will not be required to exercise their remedies against the Operating Partnership before they proceed directly against the Company. The Company’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Company, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.”

The guarantee of the notes will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and senior unsecured guarantees of the Company. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness and secured guarantees of the Company (to the extent of the value of the collateral securing such indebtedness and guarantees);

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Company’s subsidiaries (including the Operating Partnership) and of any entity the Company accounts for using the equity method of accounting; and

•

all existing and future preferred equity not owned by the Company in the Company’s subsidiaries (including the Operating Partnership) and in any entity the Company accounts for using the equity method of accounting.

The covenants in the indenture that will limit the ability of the Operating Partnership and its subsidiaries to incur indebtedness will not apply to the Company.

The Company has no significant operations, other than as the Operating Partnership’s general partner, and no material assets, other than its investment in the Operating Partnership. Accordingly, if the Operating Partnership fails to make a payment on the notes when due, there can be no assurance that the Company would have funds to pay that amount pursuant to its guarantee. See “Risk Factors—The Company has no significant operations, other than as the Operating Partnership’s general partner, and no material assets, other than its investment in the Operating Partnership.”

For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

Merger, consolidation or sale

The indenture will provide that the Operating Partnership and the Company may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and in the case of the Operating Partnership shall expressly assume by supplemental indenture payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture or in the case of the Company, shall expressly assume by supplemental indenture the payment of all amounts due under its guarantee of the notes and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantee, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership and/or the Company are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Operating Partnership and/or the Company, and the Operating Partnership and/or the Company shall be discharged from its or their obligations under the notes and the indenture.

Events of default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•

default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

•

failure by us or the Company to comply with any of our or the Company’s respective other agreements in the notes or the indenture with respect to the notes upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

•

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the Operating Partnership, the Company or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the Operating Partnership or the Company and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding notes); or

•

certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or the Company or any Significant Subsidiary or all or substantially all of their respective property.

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to us and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if we or the Company has deposited with the trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus the reasonable compensation and reimbursement for the trustee’s fees, expenses (including attorneys’ fees and expenses), disbursements and advances as provided in the indenture, and all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•

in the payment of the principal of or interest on the notes, unless such default has been cured and we or the Company shall have deposited with the trustee all required payments of the principal of and interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

If a default or Event of Default occurs and is continuing with respect to the notes and if it is actually known to a responsible officer of the trustee, the trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days after a responsible officer of the trustee has obtained actual knowledge or has received written notice of such default or Event of Default; provided, however, that the trustee may withhold notice to the holders of the notes of any default or Event of Default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if the trustee considers the withholding to be in the interest of the holders.

The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered and provided to the trustee security and/or indemnity satisfactory to the trustee against any losses, fees, costs, damages, liabilities or expenses that may arise from the trustee’s following such request or direction. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein (it being understood that the trustee does not have an affirmative duty to determine whether any direction is prejudicial to any holder).

Within 120 days after the close of each fiscal year, the Operating Partnership and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

Legal defeasance

The indenture provides that, unless otherwise provided by the terms of the notes, we may be discharged from any and all obligations in respect of the notes (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on, if any, the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of certain covenants

The indenture provides that upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the indenture, and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the notes, or covenant defeasance.

The conditions include:

•

irrevocably depositing with the trustee cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, in respect of the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of cash in U.S. dollars and/or U.S. Government Obligations on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Satisfaction and discharge

The indenture will be discharged and will cease to be of further effect as to all outstanding notes when:

•	either:

•

all notes that have been authenticated and delivered (other than notes that have been destroyed, lost or stolen and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid) to the trustee for cancellation; or

•

all notes that have not been delivered to the trustee for cancellation: (i) have become due and payable by reason of sending a notice of redemption or otherwise; (ii) will become due and payable at their stated maturity within one year; (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or (iv) are deemed paid and discharged as set forth under the caption “—Defeasance—Legal Defeasance”; and we, in case of (i), (ii) or (iii), have irrevocably deposited or caused to be irrevocably deposited with the trustee in trust cash in U.S. dollars and/or U.S. Government Obligations that, through the payment of principal and interest in accordance with their terms, will provide cash sufficient to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal of, and premium, if any, and interest, if any, on, the notes to the date of maturity or redemption, as the case may be, in accordance with the terms of the indenture and the notes;

•	the Operating Partnership has paid or caused to be paid all other sums payable under the indenture by the Operating Partnership; and

•

the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, waiver and meetings

Modifications and amendments of the indenture with respect to the notes will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

•	reduce the amount of the notes whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

•	reduce the principal of, or premium, if any, on, or change the fixed maturity of, the notes;

•

waive a default in the payment of the principal of, or premium, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium, if any, or interest on, the notes payable in currency other than that stated in the notes;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of, or premium, if any, or interest on, the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to the notes; or

•	release the Company as a guarantor of the notes other than as provided in the indenture or modify the guarantee in any manner adverse to the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture with respect to the notes will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any material respect;

•	to evidence a successor to us as obligor or the Company as guarantor under the indenture with respect to the notes;

•	to make any change that does not adversely affect the interests of the holders of any notes then outstanding;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to reflect the release of the Company, as guarantor, in accordance with the provisions of the indenture;

•	to secure the notes;

•	to add guarantors with respect to the notes; or

•

to conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, such guarantee or the notes (as certified in an officer’s certificate).

In addition, without the consent of any holder of the notes, the Company, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, the Company or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if the Company or such subsidiary had been the issuer of the notes, and the Operating Partnership shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless the Company has delivered to the trustee (1) an officer’s certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of the Company in the indenture remain in full force and effect and (2) an opinion of independent counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any notes are then listed on the New York Stock Exchange, that the notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of notes, the indenture provides that notes owned by us or the Company or any other obligor upon the notes or any affiliate of ours or the Company or any of the other obligors known to a responsible officer of the trustee shall be disregarded.

The indenture contains provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the Company or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of the notes with respect to any action that the indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of the specified percentage in principal amount of the outstanding notes.

Trustee

U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at the Operating Partnership’s option as provided in the indenture.

The trustee (in each of its capacities, including as trustee, registrar and paying agent for the debt securities) assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning the Company or the Operating Partnership or their affiliates or any other party contained in this document or the related documents or for any failure by the Company, the Operating Partnership or any other party to disclose events that may have occurred and may affect the significance or accuracy, correctness, adequacy or completeness of such information. Each of the trustee, registrar and paying agent for the debt securities will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, protections, powers, and duties as more fully set forth in the indenture.

If an Event of Default occurs and is continuing (and has not been cured or waived), the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered and provided the trustee indemnity and/or security satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No conversion or exchange rights

The notes will not be convertible into or exchangeable for any equity securities of the Operating Partnership or the Company.

No personal liability of trustees, officers, employees and shareholders

Except as provided in the indenture, no past, present or future trustee, officer, employee, incorporator, shareholder or limited partner of the Operating Partnership or the Company, as such, will have any liability for any of the Operating Partnership’s obligations or those of the Company under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. U.S. Bank Trust Company, National Association will act under the indenture solely as trustee and not individually and recourse against it as trustee for the obligations of the Company under the indenture and the notes shall be limited solely to the assets held by the trustee (if any) solely in its representative capacity as trustee. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depositary Trust Company (“DTC”), and registered in the name of DTC’s partnership nominee, Cede&Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. Neither the trustee (in any of its capacities) nor the Operating Partnership takes any responsibility for these operations and procedures and each urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Operating Partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, the Operating Partnership, the Company and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither the Operating Partnership, the Company, nor any agent of them or the trustee (in any of its capacities) has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee (in any of its capacities) will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be fully protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Operating Partnership that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

(2)	the Operating Partnership, at its option, notifies the trustee in writing that the Operating Partnership elects to cause the issuance of the Certificated Notes; or

(3)	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in Global Notes.

Same Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. In accordance with the indenture, the Operating Partnership will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. In accordance with the indenture, the Operating Partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Operating Partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Operating Partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register or electronically pursuant to the Depository’s procedures; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership; or

•	assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	impairment losses and gains on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	amortization of right-of-use assets associated with finance leases of property;

•	credit losses recognized on financial assets and certain other instruments not measured at fair value;

•	the effect of any non-recurring, non-cash items, as we determined in good faith;

•	the effect of any extraordinary and non-recurring items, as we determined in good faith;

•	the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period;

•	amortization of deferred charges;

•	gains or losses on early extinguishment of Debt;

•	gains or losses on derivative financial instruments;

•	acquisition expenses; and

•

with regard to unconsolidated real estate joint ventures, plus amounts which have been deducted and minus amounts which have been added for the activity types referred to above (excluding interest expense) included in arriving at equity in income of unconsolidated entities;

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Debt” means, without duplication, with respect to any person, any indebtedness of such person in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of the Operating Partnership and a subsidiary, by the Company’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•

any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a person’s balance sheet in accordance with GAAP.

Debt also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof). Notwithstanding the foregoing, with respect to the Operating Partnership, the Company or any Subsidiary, the term “Debt” shall not include Permitted Non-Recourse Guarantees of the Company, the Operating Partnership or any Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the Company, the Operating Partnership or any Subsidiary.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Non-Recourse Debt” means Debt of a Subsidiary of the Operating Partnership (or an entity in which the Operating Partnership is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Operating Partnership (or entity in which the Operating Partnership is the general partner or managing member) that is the borrower and is non-recourse to the Operating Partnership or any Subsidiary of the Operating Partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Operating Partnership (or entity in which the Operating Partnership is the general partner or managing member) that is the borrower); provided, further, that, if any such Debt is partially recourse to the Operating Partnership or any Subsidiary of the Operating Partnership (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Operating Partnership (or entity in which the Operating Partnership is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by the Operating Partnership or any Subsidiary of the Operating Partnership in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Operating Partnership (or entity in which the Operating Partnership is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Operating Partnership or any of the Operating Partnership’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Significant Subsidiary” of any specified person means any Subsidiary in which such person has invested at least $50,000,000 in capital.

“Subsidiary” means, with respect to the Operating Partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or the Company, as the case may be, or by one or more other Subsidiaries of the Operating Partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangibles) of the Operating Partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and non-real estate intangibles) of us and our Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of Total Unencumbered Assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Operating Partnership and its Subsidiaries in accordance with United States generally accepted accounting principles and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Operating Partnership and its Subsidiaries in accordance with United States generally accepted accounting principles.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

UNDERWRITING

J.P. Morgan Securities LLC, PNC Capital Markets LLC, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$121,050,000
PNC Capital Markets LLC	$69,300,000
Wells Fargo Securities, LLC	$69,300,000
RBC Capital Markets, LLC	$62,100,000
U.S. Bancorp Investments, Inc.	$34,200,000
BofA Securities, Inc.	$29,700,000
Regions Securities LLC	$26,550,000
Fifth Third Securities, Inc.	$20,250,000
Citigroup Global Markets Inc.	$9,000,000
Samuel A. Ramirez & Company, Inc.	$8,550,000

Total	$450,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The Operating Partnership and the Company have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to dealers at that price less a concession not in excess of 0.40% of the principal amount of notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.25% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount payable by us.

	Per Note	Total
Underwriting discount	0.65%	$2,925,000

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

New Issue of Securities

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.

We cannot assure you that an active trading market for the notes will develop or as to the liquidity of any trading market that may develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of the notes than they are required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

We expect that the delivery of the notes will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the second business day following the date of pricing of the notes (such settlement cycle being referred to herein as “T+2”). Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to the settlement date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For instance, affiliates of J.P. Morgan Securities LLC, PNC Capital Markets LLC, Wells Fargo Securities, LLC, RBC Capital

Markets, LLC, U.S. Bancorp Investments, Inc. and BofA Securities, Inc. are lenders under certain of our $425 million 2022 Unsecured Term Loan Agreement, our $300 million 2022 Unsecured Term Loan II Agreement, our $200 million 2025 Unsecured Term Loan Agreement, and our Unsecured Revolving Credit Facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds from this offering to repay indebtedness, such affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from this offering.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc. Moreover, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture that will govern the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short position in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and/or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) or pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each terms as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, all relevant persons (as defined in Section 309A(1) of the SFA) are hereby notified that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of the Directive (EU)

2016/97, (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation, respectively, from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the U.K. will be made pursuant to an exemption under the U.K. Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois, and by McGuireWoods LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Morrison  & Foerster LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the combined Annual Report on Form 10-K of First Industrial Realty Trust, Inc. and First Industrial, L.P. for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

FIRST INDUSTRIAL REALTY TRUST, INC.

and

FIRST INDUSTRIAL, L.P.

First Industrial Realty Trust, Inc. may offer and sell shares of common stock, shares of preferred stock, which may be represented by depositary shares, or guarantees of non-convertible debt securities issued by First Industrial, L.P., the operating partnership of First Industrial, L.P., and First Industrial, L.P. may offer and sell non-convertible debt securities, which may be guaranteed by First Industrial Realty Trust, Inc., through this prospectus from time to time, together or separately, in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before making an investment decision.

We may offer and sell these securities, on a continuous or delayed basis, to or through one or more underwriters, dealers and agents, or directly to purchasers or through a combination of these methods of sale.

Investing in the securities of First Industrial Realty Trust, Inc. or First Industrial, L.P. involves risks. See the “Risk Factors” included on page 5 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the applicable prospectus supplement.

The common stock of First Industrial Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “FR.” The closing price of our common stock on the New York Stock Exchange was $48.57 on May 6, 2025. None of the other securities offered hereby are currently listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus (including guarantees of debt securities sold by the Operating Partnership) from time to time in one or more offerings.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information that we file with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

Unless otherwise indicated or except where the context otherwise requires:

•

References in this prospectus to “we,” “us,” “our” and other similar terms and “First Industrial” and the “Company” mean First Industrial Realty Trust, Inc., together with its consolidated subsidiaries, including First Industrial, L.P.; and

•	References in this prospectus to the “Operating Partnership” mean First Industrial, L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward- looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ.

Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to:

•	changes in national, international, regional and local economic conditions generally and real estate markets specifically;

•	changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities;

•	our ability to qualify and maintain our status as a real estate investment trust;

•	the availability and attractiveness of financing (including both public and private capital) and changes in interest rates;

•	the availability and attractiveness of terms of additional debt repurchases;

•	our ability to retain our credit agency ratings;

•	our ability to comply with applicable financial covenants;

•	our competitive environment;

•	changes in supply, demand and valuation of industrial properties and land in our current and potential market areas;

•	our ability to identify, acquire, develop and/or manage properties on favorable terms;

•	our ability to dispose of properties on favorable terms;

•	our ability to manage the integration of properties we acquire;

•	potential liability relating to environmental matters;

•	defaults on or non-renewal of leases by our tenants;

•	decreased rental rates or increased vacancy rates;

•	higher-than-expected real estate construction costs and delays in development or lease-up schedules;

•	the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events;

•	risks associated with security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems;

•	potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;

•	technological developments, particularly those affecting supply chains and logistics;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and

•	other risks and uncertainties described in our Exchange Act reports and in our other public filings with the SEC.

We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this prospectus. We assume no obligation to update or supplement forward-looking statements.

Further information concerning us and our business, including additional factors that could materially affect our financial results, is included elsewhere in this prospectus and in the documents we incorporate by reference in this prospectus.

THE COMPANY AND THE OPERATING PARTNERSHIP

The Company is a real estate investment trust, or REIT, subject to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). We are a self-administered and fully integrated real estate company which owns, manages, acquires, sells, develops, and redevelops industrial real estate. As of March 31, 2025, we owned 416 industrial properties located in 19 states, containing an aggregate of approximately 68.2 million square feet of gross leasable area. Through a wholly-owned taxable REIT subsidiary (TRS) of the Operating Partnership, we also own, as of March 31, 2025, an approximate 43% equity interest in and provide services to a joint venture that was formed for the purpose of developing, leasing, operating and selling land located in the Phoenix, Arizona metropolitan area and, as of March 31, 2025, owns one building comprising 1.0 million square feet and a land parcel.

We began operations on July 1, 1994. The Company’s operations are conducted primarily through the Operating Partnership, of which the Company is the sole general partner, with an approximate 97.0% ownership interest at March 31, 2025. The limited partners of the Operating Partnership are persons or entities who contributed their direct or indirect interests in properties to the Operating Partnership in exchange for limited partnership units of the Operating Partnership and/or recipients of limited partnership interest units of the Operating Partnership pursuant to the Company’s stock incentive plan. At March 31, 2025, approximately 3.0% of the outstanding limited partnership units in the Operating Partnership were held by outside investors, including certain members of the management of the Company. Each limited partnership unit, other than those held by the Company and limited partnership units issued pursuant to the Company’s stock incentive plan that have not yet vested and meet certain other criteria, may be exchanged for cash or, at the Company’s option, one share of the Company’s common stock, subject to adjustments. Upon each exchange, the number of limited partnership units held by the Company, and its ownership percentage of the Operating Partnership, increase.

We utilize an operating approach which combines the effectiveness of decentralized, locally based property management, acquisition, sales and development functions with the cost efficiencies of centralized acquisition, sales and development support, capital markets expertise, asset management and fiscal control systems.

The Company, a Maryland corporation organized on August 10, 1993, completed its initial public offering in June 1994. The Operating Partnership is a Delaware limited partnership organized on November 23, 1993. Our principal executive offices are located at One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, telephone number (312) 344-4300. Our website is located at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for general corporate purposes, including funding the acquisition and development of additional properties, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. You should read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

Under our charter, the Company has authority to issue 225 million shares of its common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. Stockholders may, however, be liable for contribution if they knowingly receive an improper distribution from the Company in violation of the Company’s charter or Maryland law. At May 5, 2025, we had outstanding 132,401,353 shares of common stock.

Terms

Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will be entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of assets legally available for that purpose. Subject to the preferential rights of any other shares or series of stock, including preferred stock outstanding from time to time, and to the provisions of our charter regarding excess stock, common stockholders will share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company. For a discussion of excess stock, please see “Restrictions on Transfer of Capital Stock.”

Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of stock, common stockholders will possess the exclusive voting power of the Company. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors.

Common stockholders have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Company.

Subject to the provisions of our charter regarding excess stock, all shares of common stock will have equal dividend, distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

Under the Maryland General Corporation Law (the “MGCL”), a corporation generally cannot, subject to certain exceptions, dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless, and only in certain situations, the corporation’s charter provides for a lesser percentage requirement, which percentage shall not be less than a majority of all of the votes to be cast on the matter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of the material terms of our preferred stock. You should also read our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

General

Under our charter, the Company has authority to issue 10 million shares of its preferred stock, par value $.01 per share. The preferred stock may be issued from time to time, in one or more series, as authorized by the Company’s board of directors. Prior to issuance of shares of each series, the Company’s board of directors is required by the MGCL and our charter to fix for each series, subject to the provisions of the charter regarding excess stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of those shares as may be permitted by Maryland law. These rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any payments to holders of common stock or other capital stock of the Company ranking junior to the preferred stock. The preferred stock will be, when issued, fully paid and nonassessable and will have no preemptive rights. The Company’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.

Series of Preferred Stock

The following is a description of the general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable amendment or articles supplementary to our charter designating terms of a series of preferred stock.

Any prospectus supplement relating to a series of the preferred stock may contain specific terms, including:

(1)	The title and stated value of the preferred stock;

(2)	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

(4)	The date from which dividends on the preferred stock shall accumulate, if applicable;

(5)	The procedures for any auction and remarketing, if any, for the preferred stock;

(6)	The provision for a sinking fund, if any, for the preferred stock;

(7)	The provision for redemption, if applicable, of the preferred stock;

(8)	Any listing of the preferred stock on any securities exchange;

(9)	The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation of the conversion price;

(10)	Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(11)	A discussion of federal income tax considerations applicable to the preferred stock;

(12)	The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(13)

Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(14)	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•

senior to all classes or series of common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

•

on a parity with all equity securities issued by the Company the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

•

junior to all equity securities issued by the Company the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Company’s board of directors, out of the Company’s assets legally available for payment, dividends in such form and at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the share transfer books of the Company on the record dates as shall be fixed by the Company’s board of directors.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Company’s board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of that series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless:

•

if that series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if that series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for full payment is not set apart, upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity as to dividends with that preferred stock will be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

•

if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other shares of capital stock ranking junior to the preferred stock of that series as to dividends and upon liquidation, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the common stock, or any other capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares, by the Company, except by conversion into or exchange for other capital stock of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation.

Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividends due with respect to shares of that series which remain payable.

Redemption

If provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends, which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.

However, unless:

•

if a series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if a series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, no shares of the series of preferred stock will be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. However, the preceding shall not prevent the purchase or acquisition of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

In addition, unless:

•

if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the series of preferred stock does not have a cumulative dividend, full dividends on all outstanding shares of that series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for that payment is set apart for payment for the then current dividend period, the Company will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series, except by conversion into or exchange for capital shares of the Company ranking junior to the preferred stock of that series as to dividends and upon liquidation. However, the preceding shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve the REIT qualification of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company. Those shares may be redeemed ratably from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by that holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner determined by the Company.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of preferred stock shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aside by the Company in trust for the benefit of the holders of any preferred stock called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock called for redemption, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of the Company ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of preferred stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the Company’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and those other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred stock, the Company’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of that series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, each series voting separately as a class:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to that series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•

amend, alter or repeal the provisions of our charter or the articles supplementary for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

However, with respect to the occurrence of any of the events set forth in the second subparagraph above, so long as the preferred stock remains outstanding with its terms materially unchanged, taking into account that upon the occurrence of such an event, the Company may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•

any increase in the amount of authorized shares of that series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that series of preferred stock shall have been redeemed or called for redemption and sufficient funds will have been deposited in trust to effect the redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price (or manner of calculating the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of the Company’s outstanding equity securities, including any preferred stock. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock. See “Restrictions on Transfer of Capital Stock.”

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The Company may, at its option, elect to offer depositary shares rather than full shares of preferred stock. In the event that option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series, including dividend, voting, redemption and liquidation rights. The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among the Company, the depositary and the holders of the depositary receipts. Certificates evidencing depositary shares will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take actions such as filing proof of residence and paying charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts so entitled, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines, after consultation with the Company, that it is not feasible to make the distribution, in which case the depositary may, with the Company’s approval, adopt any other method for that distribution as it deems equitable and appropriate, including the sale of the property, at a place or places and upon terms that it may deem equitable and appropriate, and distribution of the net proceeds from that sale to the holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever the Company redeems any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred stock. The depositary will mail the notice of redemption to the record holders of the depositary shares promptly upon receipt of notice from the Company and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for the meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by the record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the preferred stock represented by depositary shares in accordance with those instructions, and the Company will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that is withdrawn will not thereafter be entitled to deposit their shares under the deposit agreement or to receive depositary receipts evidencing their depositary shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the Company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless that amendment has been approved by at least a majority of the depositary shares then outstanding. No amendment to the deposit agreement may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing its depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days’ prior written notice to the applicable depositary if:

•	termination is necessary to preserve the Company’s qualification as a REIT, or

•	a majority of each series of preferred stock affected by termination consents to termination,

whereupon the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, the number of whole or fractional shares of preferred stock as is represented by the depositary shares evidenced by those depositary receipts together with any other property held by the depositary with respect to those depositary receipts.

The Company will agree that if the deposit agreement is terminated to preserve its qualification as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed;

•

there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of the Company and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that preferred stock; or

•	each share of the related preferred stock shall have been converted into stock of the Company not represented by depositary shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by those depositary receipts if those charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that the Company is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from the Company that are received by the depositary as the holder of preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give that information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on those claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of that appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the Operating Partnership’s debt securities and related guarantees by the Company, if any, that we may offer under this prospectus. When the Operating Partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt securities may be the Operating Partnership’s senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Operating Partnership and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

As used in this “Description of Debt Securities and Related Guarantees,” references to the “Operating Partnership,” “we,” “our” or “us” refer solely to First Industrial, L.P. and not to any of its subsidiaries and references to the “Company” or “guarantor” refer solely to First Industrial Realty Trust, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by the Company, as the sole general partner of the Operating Partnership, by or pursuant to a resolution of the board of directors of the Company and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

Unless otherwise specified in a prospectus supplement, the indenture will designate U.S. Bank Trust Company, National Association as the trustee for the indenture with respect to one or more series of the Operating Partnership’s debt securities and related guarantees by the Company, if any. U.S. Bank Trust Company, National Association, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Operating Partnership and may be fully and unconditionally guaranteed by the Company. The Operating Partnership can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions),

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities,

•	any limit on the aggregate principal amount of the debt securities, and whether additional debt securities may be issued without the consent of the holder of the debt securities,

•	the date or dates on which the principal on the debt securities is payable,

•

the rate or rates (which may be fixed or variable) per annum, if applicable, or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date,

•

the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered,

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities,

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations,

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof,

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities,

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount,

•

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency,

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made,

•

if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined,

•

the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index,

•	any provisions relating to any security provided for the debt securities or the guarantees,

•

any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities,

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities, including the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders of the debt securities or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if the debt securities are redeemed,

•	whether the debt securities are exchangeable for, or convertible into, any other securities,

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities,

•

whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee,

•	whether a person other than U.S. Bank Trust Company, National Association is to act as trustee,

•	the securities exchange, if any, on which the debt securities may be listed,

•	if the debt securities do not bear interest, the applicable dates for purposes of the securityholder list,

•

if the debt securities will be issued initially in the form of a temporary global debt security, the circumstances under which the temporary global debt security can be exchanged for definitive debt securities,

•

whether the debt securities will be issuable in bearer form and any additions or changes to any of the provisions as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•

the applicability, if any, of the legal defeasance and covenant defeasance of the debt securities and any provisions in modification of, in addition to or in lieu of any of the provisions regarding the satisfaction and discharge and defeasance of the debt securities, and

•	any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

The Operating Partnership may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If the Operating Partnership denominates the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary or DTC, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Merger, Consolidation or Sale

The Operating Partnership and the Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its respective properties and assets to, any person (such person, a “successor person”), unless:

(1) the Operating Partnership or the Company, as the case may be, is the surviving entity or the successor person (if other than the Operating Partnership or the Company, as the case may be) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes in the case of the Operating Partnership, payment of the principal of and premium, if any, and interest and any redemption price due on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Operating Partnership in the indenture and the debt securities, or in the case of the Company, the payment of all amounts due under its guarantees of the debt securities and the due and punctual performance and observance of all of the covenants and conditions of the Company in the indenture and the guarantees, as the case may be;

(2) immediately after giving effect to the transaction, no Default or Event of Default, has occurred and is continuing; and

(3) in the case of a consolidation by the Operating Partnership, if the Operating Partnership is not the successor person, then each guarantor of the debt securities, unless it has become the successor person, confirms that its guarantee will continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable.

The Operating Partnership or the Company, as the case may be, must deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the indenture.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership and/or the Company are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and the Operating Partnership and/or the Company shall be discharged from our obligations under the debt securities and the indenture.

Events of Default

The following events constitute Events of Default, unless otherwise provided by resolution of the board of directors, supplemental indenture or officer’s certificate:

(a) default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Operating Partnership with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(b) default in the payment of principal of any debt security at maturity;

(c) default in the performance or breach of any covenant or warranty of the Operating Partnership under the debt security of that series or the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of securities other than that series), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of not less than a majority in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default;

(d) failure to pay any indebtedness (other than non-recourse indebtedness) for monies borrowed by the Operating Partnership, any guarantor or any of their respective significant subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness (other than non-recourse indebtedness) is, or has become, the primary obligation of the Operating Partnership or any guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding securities) (for purposes of this, the amount of indebtedness (other than non-recourse indebtedness) shall be measured not by the underlying debt amount, but only by that portion of the underlying debt amount which is recourse to the Operating Partnership or such guarantor);

(e) the Operating Partnership, any guarantor or any of their significant subsidiaries pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is unable to pay its debts as the same become due;

(f) a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against the Operating Partnership, any guarantor or any of their significant subsidiaries in an involuntary case, (ii) appoints a custodian of the Operating Partnership, any guarantor or any of their significant subsidiaries or for all or substantially all of its property, or (iii) orders the liquidation of the Operating Partnership, any guarantor or any of their significant subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

(g) any other Event of Default provided with respect to debt securities of that series, which is specified in a resolution of the board of directors, a supplemental indenture to the indenture or an officer’s certificate, in accordance with the applicable provisions of the indenture.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in provisions (d) or (e) above), then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. If an Event of Default specified in provisions (d) or (e) above will occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by a notice in writing to the Operating Partnership and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee set forth in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or the indenture or that the trustee determines is unduly prejudicial to the rights of any holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such holders) and subject to certain other limitations as set forth in the indenture. In no event shall the trustee (in any of its capacities) be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers under the indenture.

No holder of any debt security shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such holder has previously given written notice to a responsible officer of the trustee of a continuing Event of Default with respect to the debt securities;

(b) holders of at least a majority in principal amount of the outstanding debt securities have made written request to a responsible officer of the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(c) such holder or holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by the trustee in compliance with such request;

(d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and interest, if any, on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after a responsible officer of the trustee obtains actual knowledge or has received written notice of the occurrence of the Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on, if any, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Merger, Consolidation or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations irrevocably deposited with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

•	either:

o

all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

o

all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and the Operating Partnership has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the Operating Partnership has paid or caused to be paid all other sums payable under the indenture by the Operating Partnership; and

•

the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

The Operating Partnership and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency,

•	to comply with covenants in the indenture described above under the heading “Merger, Consolidation or Sale,”

•

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code,

•	to surrender any of the Operating Partnership’s rights or powers under the indenture,

•	to add covenants or events of default for the benefit of the holders of debt securities of any series,

•	to comply with the applicable procedures of the applicable depositary,

•	to make any change that does not adversely affect the rights of any holder of debt securities,

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture,

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee,

•	to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act,

•	to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture, or

•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

The Operating Partnership may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The Operating Partnership may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver,

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security,

•

reduce the principal or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities,

•	reduce the principal amount of discount securities payable upon acceleration of maturity,

•

waive a Default or Event of Default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration),

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security,

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments,

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at the Operating Partnership’s option, or

•

if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

The trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee’s own rights, duties, privileges, powers, protections, limitations of liability, indemnities or immunities under this indenture or otherwise. The trustee shall have no responsibility for determining whether any such amendment or supplemental indenture will or may have an adverse effect on any holder.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Regarding the Trustee

Unless otherwise specified in a prospectus supplement, U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the debt securities, subject to replacement at the Operating Partnership’s option as provided in the indenture.

The trustee (in each of its capacities, including as trustee, registrar and paying agent for the debt securities) assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning the Company or the Operating Partnership or their affiliates or any other party contained in this document or the related documents or for any failure by the Company, the Operating Partnership or any other party to disclose events that may have occurred and may affect the significance or accuracy, correctness, adequacy or completeness of such information. Each of the trustee, registrar and paying agent for the debt securities will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, protections, powers, and duties as more fully set forth in the indenture.

If an Event of Default occurs and is continuing (and has not been cured or waived), the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and provided the trustee indemnity and/or security satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, or stockholder will have any liability for any of our obligations or those of the Operating Partnership under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY’S CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law is not complete and is qualified by reference to Maryland law and our charter and bylaws, which are incorporated by reference to the registration statement of which this prospectus is a part.

Business Combinations

Under the MGCL, certain “business combinations” (as defined in the MGCL) between a Maryland corporation and an interested stockholder or an affiliate of the interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Under the MGCL, an “interested stockholder” includes a person (other than the corporation or any subsidiary) who is:

•

the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding stock of the corporation (i) at any time within the two-year period immediately prior to the date in question, and (ii) after the date on which the corporation had 100 or more beneficial owners of its stock.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, recapitalizations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of a plan of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan advance, guarantee, pledge or other financial assistance or tax advantage provided by the Company. After the five-year moratorium period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or by any affiliate or associate of the interested stockholder voting together as a single voting group.

The super-majority vote requirements will not apply if, among other things, the corporation’s stockholders receive an aggregate amount of cash and non-cash consideration that has a market value determined as of the valuation date and in accordance with the requirements of Section 3-603(b)(1) or (2), as applicable, of the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the most recent time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that “control shares” (as defined in the MGCL) of a Maryland corporation acquired in a “control share acquisition” (as defined in the MGCL) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person (meaning the person who makes or proposes to make a control share acquisition) or by officers of the corporation or directors who are also employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

“Control shares” also include shares of stock acquired within any range of voting power described in the above paragraph even if the initial shares acquired within the applicable range of voting power are excluded from a control share acquisition. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions.

An acquiring person may compel the board of directors, upon satisfaction of certain conditions, including an undertaking to pay certain expenses, to call a special meeting of stockholders to be held within 50 days after receiving a demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after an acquiring person statement has been delivered. The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to the acquisition of shares:

•	before November 4, 1988;

•	under a contract made before November 4, 1988;

•	under the laws of descent and distribution;

•	under the satisfaction of a pledge of other security interest created in good faith and not for the purpose of circumventing the control share acquisition statute;

•	under a merger, consolidation or share exchange if the corporation is a party to the transaction;

•	within one-tenth or more but less than one-fifth of all voting power of outstanding shares of the corporation before June 1, 2000;

•	at a time when the corporation is not subject to the control share acquisition statute; or

•	in accordance with a contract entered into at a time when the corporation is not subject to the control share acquisition statute.

Our bylaws contain a provision exempting any and all acquisitions of our shares of capital stock from the control share provisions of the MGCL. There can be no assurance that this bylaw provision will not be amended or eliminated in the future.

Title 3, Subtitle 8 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows Maryland corporations with a class of equity securities registered under the Exchange Act to elect to be governed by all or any part of certain Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Subtitle 8 provides that a Maryland corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in its existing charter or bylaws:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the majority vote of the remaining directors, even if the remaining directors do not constitute a quorum, and any such director elected to fill a vacancy shall hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority stockholder vote requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we currently vest in our board of directors the exclusive power to fix the number of directorships and require, unless called by the Chairman of our board of directors, our President or a majority of the board of directors, the request of stockholders entitled to cast a majority of all votes entitled to be cast to call a special meeting.

Restrictions on Ownership

For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of a taxable year. For the purpose, among others, of assisting the Company in meeting this requirement, we may from time to time take certain actions to limit the beneficial ownership, directly or indirectly, by individuals of our outstanding equity securities. See “Restrictions on Transfer of Capital Stock.”

Amendment of Charter

Our charter may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter, except that the affirmative vote of a majority of the board of directors is required to change the name of the Company or change the name or other designation or the par value of any class or series of stock of the Company and the aggregate par value of the stock of the Company.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to be held on such date and time as may be established from time to time by our board of directors. Special meetings of stockholders may be called by:

•	our Chairman of the board of directors or our President;

•	a majority of the board of directors; or

•	the Secretary upon the written request of stockholders holding at least a majority of our outstanding capital stock entitled to vote at the meeting.

Our bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice and certain supporting documentation to the Company relating to the nomination or proposal not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual meeting of stockholders. In the event that the annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the anniversary of the previous year’s annual meeting, stockholders generally must provide written notice not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later to occur of the 120th day prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the meeting is first made.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal. Our bylaws may have those effects without regard to whether consideration of the nominees or proposal might be harmful or beneficial to us and our stockholders.

Exclusive Forum Provision

Our bylaws provide that, unless the Company consents in writing to the selection of an alternate forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL or the Company’s charter or bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

For the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter tax year. See “Certain U.S. Federal Income Tax Considerations.” For various purposes, including to ensure that we remain qualified as a REIT, our charter, subject to certain exceptions, provides that no person (or group, as declared in Section 13(d) of the Exchange Act) may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than an aggregate of 9.8% of our total capital stock, or more than 9.8% of either our common stock or our preferred stock, as a class. Any transfer of capital stock or any security convertible into capital stock that would create a direct or indirect ownership of capital stock in excess of the ownership limit or that would result in our disqualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in us being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or our preferred stock or less than 9.8% of the value of the Company’s outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, the Company’s capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively more than 9.8% of the Company’s outstanding common stock or preferred stock or capital stock, as applicable, and thereby subject such stock to the applicable ownership limit.

Capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the ownership limit will automatically constitute shares of “excess stock,” as defined in our charter, that will be transferred, by operation of law, to a trust for the exclusive benefit of one or more charitable organizations selected by our board of directors. The trustee of the charitable trust will have the right to vote the shares while the excess stock is held in trust, and any dividend or distribution payable with respect to the excess stock will be paid to the trustee of the charitable trust.

In addition, we will have the right, for a period of 90 days after the later of the date of any event that resulted in excess stock or the date on which the board of directors determines that such an event has occurred, to purchase all or any portion of the excess stock from the original stockholder at the lesser of the price paid for the capital stock by the original stockholder (or, in the case of a transfer without value or an event other than a transfer that results in excess stock, the market price on the date of such event) and the market price of the capital stock on the date we exercise our option to purchase, as determined in the manner set forth in our charter. The 90-day period begins on the date of the violative event if the original stockholder gives notice to us of the event or, if no such notice is given, the date the board of directors determines that a violative event has occurred. We may also direct the trustee to transfer the shares to a third party whose ownership would not violate our restrictions on transfer. For this transfer, proceeds would be distributed in a manner comparable to the distribution of proceeds from a Company purchase.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or the Operating Partnership’s debt securities.

This summary is for general information only and is not tax advice. This discussion is based on the Code, Treasury regulations, rulings and other administrative and judicial interpretations and practices of the IRS, and judicial decisions, all as in effect as of the date hereof, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. Moreover, we cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, insurance companies, tax-exempt entities (except to the limited extent discussed below under “Tax-Exempt U.S. Holders”), persons who receive their stock as compensation for services, persons holding our stock on behalf of other persons as nominees, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “Non-U.S. Holders”), regulated investment companies, individuals subject to the alternative minimum tax, financial institutions and partnerships or other pass-through entities and trusts. This section applies only to holders of securities who hold such securities as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not discuss any U.S. state or local or non-U.S. tax consequences associated with the ownership, sale or other disposition of the securities or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•

the acquisition, ownership and/or sale or other disposition of the common stock, preferred stock or the Operating Partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in the applicable tax laws.

Taxation of the Company as a REIT

For purposes of this discussion, references to “us,” “our” or “we,” and any similar terms, refer to First Industrial Realty Trust, Inc. This section is a summary of the material U.S. federal income tax matters of general application pertaining to REITs under the Code. This discussion is based upon current law, which is subject to change, possibly on a retroactive basis. The provisions of the Code pertaining to REITs are highly technical and complex and sometimes involve mixed questions of fact and law.

In the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP:

•	commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

•

our current and proposed method of operation (as represented by us to Barack Ferrazzano Kirschbaum & Nagelberg LLP in a written certificate) will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Barack Ferrazzano Kirschbaum & Nagelberg LLP’s opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters with respect to us and certain partnerships, limited liability companies and corporations through which we hold substantially all of our assets. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, as a matter of fact, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, as discussed below, the results of which will not be reviewed by Barack Ferrazzano Kirschbaum & Nagelberg LLP. No assurance can be given that the actual results of our operations for any particular taxable year will satisfy those requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net ordinary taxable income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to U.S. federal income tax as follows:

1. We will be taxed at regular U.S. federal corporate income tax rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

2. If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income (currently 21%);

3. Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

4. If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

5. If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset test, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%);

6. If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

7. We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “Requirements for Qualification as a REIT”;

8. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year, and any undistributed taxable income from prior taxable years;

9. We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

10. If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain may be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

11. We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

12. We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

To qualify as a REIT, we must have met and continue to meet the requirements, discussed below, relating to our organization, the sources of our gross income, the nature of our assets, and the level of distributions to our stockholders.

The Code requires that a REIT be a corporation, trust, or association:

1.	which is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	which would be taxable as a domestic corporation but for compliance with the REIT requirements;

4.	which is neither a financial institution nor an insurance company under the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

at any time during the last half of each taxable year not more than 50% in value of the outstanding stock or shares of beneficial interest of which is owned, directly or indirectly through the application of attribution rules, by or for five or fewer individuals (as defined in the Code to include tax-exempt entities other than, in general, qualified domestic pension funds);

7.	which meets other tests, described below, regarding the nature of its income and assets and distribution requirements; and

8.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first four conditions above must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. A corporation may not elect to become a REIT unless its taxable year is the calendar year.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

We have issued sufficient shares to enough holders to allow us to satisfy the requirement set forth in the fifth condition above (the “100 holder” requirement). For purposes of determining ongoing compliance with the 100 holder requirement, Treasury regulations require us to issue letters to some stockholders demanding information regarding the amount of shares each such stockholder actually or constructively owns. Although any failure by us to comply with the stockholder demand letters requirement should not jeopardize our REIT status, such failure would subject us to financial penalties. A list of those stockholders failing or refusing to comply with this demand must be maintained as part of our records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and other information.

As set forth in the sixth condition above, to qualify as a REIT, we must also satisfy the requirement set forth in Section 856(a)(6) of the Code that we not be closely held. We will not be closely held so long as at all times during the last half of any of our taxable years (other than the first taxable year for which the REIT election is made) not more than 50% in value of our outstanding shares of beneficial interest is owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include tax-exempt entities, other than, in general, qualified domestic pension funds) (the “5/50 Rule”).

Our charter contains restrictions on the ownership and transfer of our shares intended to ensure that we will be able to satisfy the 5/50 Rule. However, if we fail to satisfy the 5/50 Rule, our status as a REIT will terminate, and we will not be able to prevent such termination. However, for taxable years beginning after August 5, 1997, if we comply with the procedures prescribed in Treasury regulations for issuing stockholder demand letters and do not know, or with the exercise of reasonable diligence would not have known, that the 5/50 Rule was violated, the requirement that we not be closely held will be deemed to be satisfied for the year. See “Failure to Qualify as a REIT.”

Ownership of partnership interests

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus.

Qualified REIT subsidiary

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” within the meaning of section 856(i) of the Code, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT. However, if an existing corporation is acquired by a REIT and becomes a “qualified REIT subsidiary” of such REIT, all of its pre-acquisition earnings and profits must be distributed before the end of the REIT’s taxable year. A qualified REIT subsidiary of ours will not be subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT subsidiary

A “taxable REIT subsidiary” is any corporation (other than another REIT and corporations involved in certain lodging, health care and franchising activities) owned by a REIT with respect to which the REIT and the corporation jointly elect to treat as a “taxable REIT subsidiary.” A taxable REIT subsidiary will pay U.S. federal income tax at regular U.S. federal corporate income tax rates on any income that it earns. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT. The Code contains provisions intended to ensure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. In some cases a 100% tax is also imposed on the REIT if its rental, service and/or other agreements with its taxable REIT subsidiary are not on arm’s length terms.

A parent REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income any dividends that it receives from the taxable REIT subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries.

Subject to certain exceptions, a taxpayer’s deduction for net business interest expense is generally limited to 30% of its taxable income, adjusted for certain items of income, gain, deduction or loss. See “Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Subsidiary REIT

We have previously invested and may in the future invest in real estate through one or more subsidiary entities that are each intended to qualify for taxation as a REIT (each, a “Subsidiary REIT”). Provided that each of our Subsidiary REITs qualifies as a REIT, our interest in any such Subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from such Subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of our Subsidiary REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of our Subsidiary REITs were to fail to qualify as a REIT, and certain relief provisions did not apply, such Subsidiary REIT would be treated as a taxable C corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of our Subsidiary REITs to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT.

From August 2017 through December 2019, we invested in real estate through a subsidiary that was intended to qualify for taxation as a REIT. Accordingly, the above discussion regarding our Subsidiary REITs was generally applicable with respect to this Subsidiary REIT during that time period. We believe that our former Subsidiary REIT was organized and operated in a manner that permitted it to qualify for taxation as a REIT from and after the effective date of its REIT election and through the date of its liquidation for U.S. federal income tax purposes. In addition, to limit the possibility of a cascading REIT failure in the event that our former Subsidiary REIT had somehow failed to qualify for taxation as a REIT, we made a protective taxable REIT subsidiary election with respect to this subsidiary that presumably would be effective to the extent our subsidiary had failed to qualify for taxation as a REIT. Pursuant to this protective taxable REIT subsidiary election, we believe that if our former Subsidiary REIT were not a REIT for any reason, then it would instead be considered one of our taxable REIT subsidiaries, and as such its value would fit within our REIT gross asset tests described below. Protective taxable REIT subsidiary elections will not impact our compliance with the 75% and 95% gross income tests described below, because we do not expect our gains and dividends from a Subsidiary REIT’s shares to jeopardize compliance with these tests even if for some reason the subsidiary is not a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from any combination of income qualifying under the 75% gross income test and dividends, interest, some payments under certain hedging instruments, and gain from the sale or disposition of stock or securities and some hedging instruments.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “Hedging transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a qualified health care property, as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not charged, and do not anticipate charging, significant rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, significant rents from related party tenants. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property. We have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our U.S. federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “Taxation of the Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

1. At least 75% of the value of our total assets must be represented by cash or cash items (including certain receivables), government securities, “real estate assets” (including (i) interests in real property, (ii) interests in mortgages on real property, (iii) shares in other qualifying REITs, (iv) unsecured debt instruments of REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act (“Publicly Offered REITs”), (v) personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the combined fair market value of all such personal and real property and (vi) personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease) or, in cases where we raise new capital through stock or long-term debt offerings (i.e., having a maturity of at least five years), temporary investments in stock or debt instruments during the one-year period following our receipt of such capital (the “75% asset test”);

2. not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

3. except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the 75% asset test as described above, or securities of our taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% asset test”); we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% voting securities limitation”); and we may not own more than 10% of the value of the outstanding securities of any one issuer (the “10% value limitation” and together with the 10% voting securities limitation, the “10% asset test”);

4. no more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets can be represented by securities of taxable REIT subsidiaries; and

5. the aggregate value of all unsecured debt instruments of Publicly Offered REITs that we hold may not exceed 25% of the value of our total assets.

Securities for purposes of the asset tests may include debt securities. However, the 10% value limitation does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value limitation to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the

REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. In addition, the securities that we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure is due to reasonable cause and not willful neglect and, following our identification of the failure, we file a schedule in accordance with the Treasury regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 21%).

Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “Taxation of the Company as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If we are eligible and make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

Our REIT taxable income has been and is expected to be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

1.	85% of our REIT ordinary income for the year;

2.	95% of our REIT capital gain net income for the year; and

3.	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Elective Cash/Stock Dividends

We may also satisfy the 90% distribution test with taxable distributions of our capital stock. The IRS has issued Revenue Procedure 2017-45, authorizing elective cash/stock dividends to be made by Publicly Offered REITs. Pursuant to this revenue procedure, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., as a dividend to the extent of our earnings and profits), as long as at least 20% of the total dividend is available in cash and certain other requirements outlined in the revenue procedure are met. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

Prohibited Transactions

Net income derived from prohibited transactions is subject to 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. We intend to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax at regular U.S. corporate income tax rates.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property and certain foreign currency gain attributable to foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction or (iii) of previously acquired hedges that a REIT entered to manage risk associated with liabilities or property that have been extinguished or disposed, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular U.S. federal corporate income tax rates, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018. Additionally, we may also be subject to certain taxes that are applicable to non-REIT corporations, including the nondeductible 1% excise tax on certain stock repurchases. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to non-corporate U.S. Holders (as defined below) at a maximum rate of 20%, and dividends received by our corporate U.S. Holders may be eligible for the dividends received deduction. For taxable years beginning before January 1, 2026, non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining U.S. federal income tax (but not for purposes of the 3.8% net investment income tax), subject to certain holding period requirements and other limitations, resulting in an effective maximum tax rate of 29.6% for such non-corporate stockholders. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes had we owned the assets of the partnership directly. Effective as of January 1, 2018, the Operating Partnership’s limited partnership agreement was amended to provide that the Company would be the partnership representative (as defined under Section 6223(a) of the Code) of the Operating Partnership for taxable years beginning January 1, 2018. You should consult with your tax advisors with respect to these rules and their potential impact on your investment in our stock or the Operating Partnership’s debt securities.

Material U.S. Federal Income Tax Consequences to Holders of our Stock and the Operating Partnership’s Debt Securities

For purposes of this discussion, when we use the term “U.S. Holder” we mean a beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities who, for U.S. federal income tax purposes is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities that for U.S. federal income tax purposes is either a nonresident individual alien or a corporation, estate or trust that is not a U.S. Holder.

The U.S. federal income tax treatment of a partner in a partnership that is the beneficial owner of our common stock, preferred stock or the Operating Partnership’s debt securities will depend on the activities of the partnership and the status of the partner. A partner in such partnership should consult its own tax advisor regarding the U.S. federal income treatment to the partner of such partnership holding our stock or the Operating Partnership’s debt securities.

Taxation of Holders of Our Stock

Taxable U.S. Holders

Distributions. Except as discussed below, so long as we qualify for taxation as a REIT, distributions with respect to our stock made out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by a U.S. Holder as ordinary income when actually or constructively received. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. None of these distributions will be eligible for the dividends received deduction for a corporate stockholder. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted tax basis of the holder’s stock (as determined on a share-by-share basis), but rather will be treated as a return of capital and reduce the adjusted tax basis of such stock by such amount, but not below zero. To the extent that such distributions exceed the adjusted tax basis of a U.S. Holder’s stock, they will be included in income as long- term capital gain if the U.S. Holder has held its shares for more than one year and otherwise as short-term capital gain. Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the U.S Holder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.

Dividends paid to a U.S. Holder generally will not qualify for the reduced tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. Holders. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not be eligible for the reduced tax rates on qualified dividend income.

As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 37%. However, for taxable years beginning before January 1, 2026, non-corporate stockholders are generally allowed to deduct up to 20% of the aggregate amount of ordinary dividends distributed by us for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% net investment income tax), subject to certain holding period requirements and other limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Furthermore, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of common stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% net investment income tax on dividends received from us.

Distributions that are designated as capital gain dividends will generally be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the holder has held our stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income where the Company has disposed of property subject to depreciation recapture. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that we treated as paid in the current year.

We may elect to retain and pay income tax on our net capital gain received during the taxable year. If we so elect for a taxable year, our U.S. Holders would include in income as long-term capital gains their proportionate share of such portion of our undistributed net capital gains for the taxable year as we may designate. A U.S. Holder would be deemed to have paid its share of the tax paid by us on such undistributed net capital gain, which would be credited or refunded to the U.S. Holder. The U.S. Holder’s basis in our stock would be increased by the amount of undistributed net capital gain included in such U.S. Holder’s income, less the capital gains tax paid by us.

Except as noted below, the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., to the extent of depreciation recapture). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. Holders at a 20% or 25% tax rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, such losses would be carried over by us for potential offset against our future income (subject to certain limitations). For tax years beginning in 2018, our ability to utilize net operating losses to not more than 80% of our REIT taxable income, calculated before reduction for dividends paid by us. Taxable distributions from us and gain from the disposition of stock will not be treated as passive activity income and, therefore, U.S. Holders generally will not be able to apply any “passive activity losses” (such as losses from certain types of limited partnerships in which the U.S. Holder is a limited partner) against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of stock (or distributions treated as such) will be treated as investment income only if the U.S. Holder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify U.S. Holders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute each of (i) distributions taxable at ordinary income tax rates, (ii) capital gains dividends, (iii) qualified dividend income, if any, and (iv) nondividend distributions.

Sale or Exchange of Stock. Upon the sale, exchange or other taxable disposition of stock to or with a person other than us, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits attributable thereto) and (ii) the U.S. Holder’s adjusted tax basis in such stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stock has been held for more than one year. In general, any loss upon a sale or exchange of stock by a holder who has held such stock for six months or less (after applying certain holding period rules) will be treated by such holder as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of stock may be disallowed if substantially identical stock is purchased within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the applicable prospectus supplement will address the tax consequences of owning such securities in more detail.

Net Investment Income. In certain circumstances, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. If you are a U.S. Holder that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our stock.

Tax-Exempt U.S. Holders

Distributions by us to a tax-exempt U.S. Holder generally should not constitute unrelated business taxable income (“UBTI”) provided that (i) the U.S. Holder has not financed the acquisition of its common stock with “acquisition indebtedness” within the meaning of the Code and (ii) our stock is not otherwise used in an unrelated trade or business of such tax-exempt U.S. Holder.

Notwithstanding the preceding paragraph, under certain circumstances, qualified trusts that hold more than 10% (by value) of our shares of stock may be required to treat a certain percentage of dividends as UBTI. This requirement will only apply if we are treated as a “pension-held REIT.” The restrictions on ownership of shares of stock in our charter should prevent us from being treated as a pension-held REIT, although there can be no assurance that this will be the case.

Non-U.S. Holders

The following discussion addresses the rules governing the U.S. federal income taxation of the ownership and disposition of stock by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address U.S. estate and gift tax consequences or state, local or foreign tax consequences that may be relevant to a non-U.S. Holder in light of its particular circumstances.

Distributions. Distributions to a Non-U.S. Holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business generally will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. Holders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate Non-U.S. Holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of current and accumulated earnings and profits that exceed the Non-U.S. Holder’s adjusted tax basis in its stock (as determined on a share-by-share basis) will be taxable to a Non-U.S. Holder as gain from the sale of stock, which is discussed below. Distributions in excess of current or accumulated earnings and profits that do not exceed the adjusted tax basis of the Non-U.S. Holder in its stock will reduce the Non-U.S. Holder’s adjusted tax basis in its stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any ordinary dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a Non-U.S. Holder unless: (i) a lower treaty rate applies and the Non-U.S. Holder files an IRS Form W-8BEN, W-8BEN-E or other applicable form evidencing eligibility for that reduced treaty rate; or (ii) the Non-U.S. Holder files an IRS Form W-8ECI claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

We may be required to withhold on any distribution in excess of our current and accumulated earnings and profits, even if a treaty rate applies and the Non-U.S. Holder is not liable for tax on the receipt of that distribution. Moreover, because of the uncertainty in estimating earnings and profits, we may choose to withhold 30% on all distributions. However, a Non-U.S. Holder may seek a refund of these amounts from the IRS if the Non-U.S. Holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a Non-U.S. Holder that are designated at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless: (i) the investment in our stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder generally will be subject to the same treatment as U.S. Holders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Except as hereinafter discussed, under the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the Non-U.S. Holder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. Holders generally will be taxed on this gain at the same rates applicable to U.S. Holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. However, even if a distribution is attributable to a sale or exchange of U.S. real property interests, the distribution will not be treated as gain recognized from the sale or exchange of U.S. real property interests, but as an ordinary dividend subject to the general withholding regime discussed above, if:

(i) the distribution is made with respect to a class of stock that is considered regularly traded under applicable Treasury regulations on an established securities market located in the United States, such as the New York Stock Exchange; and

(ii) the non-U.S. Holder owns 10% or less of that class of stock at all times during the one-year period ending on the date of the distribution.

We will be required to withhold and remit to the IRS 21% of any distributions to Non-U.S. Holders attributable to gain from our sale or exchange of U.S. real property interests. Under longstanding regulations we may also be required to withhold and remit to the IRS 21% of any distributions to Non-U.S. Holders that are, or, if greater, could have been, designated as capital gain dividends. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual Non-U.S. Holders may substantially exceed the actual tax liability, is creditable against the Non-U.S. Holder’s U.S. federal income tax liability and is refundable to the extent such amount exceeds the Non-U.S. Holder’s actual U.S. federal income tax liability, and the Non-U.S. Holder timely files an appropriate claim for refund.

Distributions by us to a “qualified foreign pension fund,” within the meaning of Section 897(l) of the Code (“Qualified Foreign Pension Fund”), or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from FIRPTA, but may nonetheless be subject to U.S. federal dividend withholding tax unless an applicable tax treaty or Section 892 of the Code provides an exemption from such dividend withholding tax. Non-U.S. Holders who are Qualified Foreign Pension Funds should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, we believe that amounts designated as undistributed capital gains in respect of the stock held by U.S. Holders generally should be treated with respect to Non-U.S. Holders in the same manner as actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid were to exceed their actual U.S. federal income tax liability, and the Non-U.S. Holder timely files an appropriate claim for refund.

Sale of Stock. For so long as our stock continues to be regularly traded on an established securities market, the sale of such stock by any Non-U.S. Holder who is not a Ten Percent Non-U.S. Holder (as defined below) generally will not be subject to U.S. federal income tax (unless the Non-U.S. Holder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year of the sale and certain other conditions apply, in which case such gain (net of certain sources within the U.S., if any) will be subject to a 30% tax on a gross basis). A “Ten Percent Non-U.S. Holder” is a Non-U.S. Holder who, at some time during the five-year period preceding such sale or disposition, beneficially owned (including under certain attribution rules) more than 10% of the total fair market value of our stock (as outstanding from time to time).

In general, the sale or other taxable disposition of our stock by a Ten Percent Non-U.S. Holder also will not be subject to U.S. federal income tax if we are a “domestically controlled REIT.” A REIT is a “domestically controlled REIT” if, at all times during the five-year period preceding the disposition in question, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. For purposes of determining whether a REIT is a domestically controlled qualified REIT, certain special rules apply including the rule that a person who at all applicable times holds less than 10 percent of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we believe, but cannot assure you, that we currently qualify as a domestically controlled REIT. Similarly, we cannot assure you that we will qualify as a domestically controlled REIT at all times in the future. If we do not constitute a domestically controlled REIT, a Ten Percent Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to gain on the sale of our stock (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). The sale or other taxable disposition of our stock by a Qualified Foreign Pension Fund, or any entity all of the interests of which are held by a Qualified Foreign Pension Fund, is exempt from U.S. tax irrespective of the level of its shareholding in us and of whether we are a domestically controlled REIT.

Special rules apply to certain collective investment funds that are “qualified shareholders” as defined in Section 897(k)(3) of the Code of a REIT. Such investors, which include publicly traded vehicles that meet certain requirements, should consult with their own tax advisors prior to making an investment in our shares.

Taxation of Holders of Debt Securities

The following summary describes the material U.S. federal income tax considerations of acquiring, owning and disposing of debt securities issued by us or the Operating Partnership. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons that will hold their debt securities as “capital assets” (within the meaning of Section 1221 of the Code) and purchase the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If such debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply, which are not described herein. You should consult your own tax advisors regarding these possibilities. This section also does not apply to any debt securities treated as “equity” rather than debt for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest. Interest on a debt security will generally be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition. A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between (i) the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the Operating Partnership’s capital or profits;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related to the Operating Partnership through actual or constructive stock ownership;

•	the interest is not considered contingent interest; and

•

either (1) the Non-U.S. Holder certifies in a statement such as an IRS Form W-8BEN or IRS Form W-8BEN-E provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied. Special certification rules apply to certain holders that are pass-through entities rather than corporations or individuals.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person as defined in the Code. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition. A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (excluding any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Taxation of Holders of The Operating Partnership’s Debt Securities—Non-U.S. Holders—Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis as if the Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

FATCA Withholding and Reporting Requirements

Withholding taxes may be imposed under Sections 1471-1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”))on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.

Specifically, FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on our capital stock or interest on our debt securities if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our capital stock or the Operating Partnership’s debt securities, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the Operating Partnership’s debt securities. While withholding under FATCA would have applied on payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. In the preamble to these proposed Treasury regulations, the IRS has stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules, we may treat the entire distribution as a dividend. You should consult your tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the Operating Partnership’s debt securities.

Information Reporting Requirements and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the Operating Partnership’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security).

Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number, and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is furnished timely thereto.

Non-U.S. Holders

Payments of dividends on our capital stock or interest on the Operating Partnership’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on the Operating Partnership’s debt securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any U.S. state or local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our stock or the Operating Partnership’s debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

You should recognize that future legislative, judicial and administrative actions or decisions, which may be retroactive in effect, could adversely affect our U.S. federal income tax treatment or the tax consequences of an investment in shares of our stock. The rules dealing with U.S. federal income taxation are continually under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in statutory changes as well as promulgation of new, or revisions to existing, regulations and revised interpretations of established concepts. We cannot predict the likelihood of passage of any new tax legislation or other provisions, either directly or indirectly, affecting us or our holders or the value of an investment in our stock or the Operating Partnership’s debt securities. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock or the Operating Partnership’s debt securities.

PLAN OF DISTRIBUTION

The Company and/or the Operating Partnership may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering and of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to the Company and/or the Operating Partnership from such sale;

•	any underwriting discounts and commission or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by the Company and/or the Operating Partnership from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/or the Operating Partnership to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange (the “NYSE”), the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If offered securities are sold by means of an underwritten offering, the Company and/or the Operating Partnership will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters, with respect to a sale of offered securities, will be obligated to purchase all such offered securities of a series if any are purchased.

The Company and/or the Operating Partnership may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If the Company and/or the Operating Partnership grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, the Company and/or the Operating Partnership will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by the Company and/or the Operating Partnership and the sale may be made by the Company and/or the Operating Partnership directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company and/or the Operating Partnership. Any remarketing firm will be identified and the terms of its agreements, if any, with the Company and/or the Operating Partnership and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with the Company and/or the Operating Partnership to indemnification by the Company and/or the Operating Partnership against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The terms of any such indemnification or contribution will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, the Company and/or the Operating Partnership will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from the Company and/or the Operating Partnership, pursuant to contracts providing for payments and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the Company and/or the Operating Partnership. The

obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Each series of offered securities will be a new issue and, other than the common stock (which is listed on the NYSE), will have no established trading market. The Company and/or the Operating Partnership may elect to list any series of offered securities on an exchange or automated quotation system, and in the case of the common stock of the Company, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Company and/or the Operating Partnership will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, or their respective affiliates, may engage in transactions with, or perform services for, the Company and/or the Operating Partnership and their subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. The Company’s common stock is listed on the NYSE and its filings with the SEC can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Our SEC filings are also made available by accessing our website at http://www.firstindustrial.com. The information on or linked to our website is not a part of, and is not incorporated by reference into, this prospectus.

Whenever a reference is made in this prospectus to any of our agreements or other documents, please be aware that the reference herein is only a summary and that you should refer to the exhibits that are part of the registration statement of which this prospectus is a part for a copy of such agreement or other document.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus.

The Company (file no. 1-13102) and/or the Operating Partnership (file no. 333-21873) filed the following documents with the SEC and incorporate them by reference into this prospectus:

(1)	The Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;

(2)	The Quarterly Report on Form 10-Q of the Company and the Operating Partnership for the quarter ended March 31, 2025, filed April 17, 2025;

(3)

The portions of the Definitive Proxy Statement on Schedule 14A of the Company, filed April 2, 2025, that are incorporated by reference into the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2024, filed February 14, 2025;

(4)

The Current Reports on Form 8-K of the Company and the Operating Partnership filed on March 19, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March  21, 2025 and May 1, 2025; and

(5)

The description of the common stock of the Company included in the Company’s Registration Statement on Form 8-A dated May 26, 1994, as amended by the description of our common stock contained in Exhibit 4.9 to the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2021, filed February 18, 2022, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by the Company and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of these filings upon written or oral request to First Industrial Realty Trust, Inc., One North Wacker Drive, Suite 4200, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of First Industrial Realty Trust, Inc. and First Industrial, L.P. for the year ended December 31, 2024 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the validity of the offered securities, will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Barack Ferrazzano Kirschbaum & Nagelberg LLP will rely as to all matters of Maryland law on the opinion of McGuireWoods LLP, Baltimore, Maryland. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

First Industrial, L.P.

$450,000,000 5.250% Senior Notes due 2031

guaranteed by

First Industrial Realty Trust, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

PNC Capital Markets LLC

Wells Fargo Securities

RBC Capital Markets

US Bancorp

BofA Securities

Regions Securities LLC

Fifth Third Securities

Citigroup

Co-Manager

Ramirez & Co., Inc.

May 12, 2025